UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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CNET NETWORKS, INC.

(Name of Registrant as Specified in its Charter)

N/A

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The following is the text of a press release issued by CNET Networks, Inc. on March 13, 2008.

CNET NETWORKS COMMENTS ON DELAWARE CHANCERY COURT RULING

SAN FRANCISCO – March 13, 2008 – CNET Networks, Inc. (Nasdaq:CNET) today issued the following statement regarding the Delaware Court of Chancery ruling on a motion brought by a group led by hedge fund JANA Partners, LLC to nominate directors and to amend the Company’s by-laws:

We are reviewing the Court’s written opinion and are considering an appeal. We are defending the litigation brought by JANA Partners because we believe that it is not in the best interests of our stockholders to undertake a costly and disruptive proxy contest initiated by JANA Partners that does not comply with the Company’s by-laws in place since the Company’s initial public offering. We also do not believe that it is in the best interests of our stockholders for JANA Partners to seek to secure control of the Company without providing any premium.

If JANA Partners is ultimately permitted to submit its proposals for consideration at the Company’s annual meeting this summer, we would look forward to continuing to discuss the Company’s plans to focus on driving long-term growth and realizing the full potential of CNET Networks’ brands for the benefit of all stockholders. Notably, for JANA to secure the election of more than two directors, it would require a super majority vote of 66.67%. The CNET Networks’ board and management team will continue to act in the best interests of the Company and all stockholders.

About CNET Networks, Inc.

CNET Networks, Inc. (Nasdaq:CNET) is an interactive media Company that builds brands for people and the things they are passionate about, such as gaming, music, entertainment, technology, business, food, and parenting. The Company’s leading brands include BNET, CHOW, CNET, GameSpot, and TV.com. Founded in 1992, CNET Networks has a strong presence in the US, Asia, and Europe.

IMPORTANT INFORMATION / SOLICITATION PARTICIPANTS LEGEND

CNET Networks and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CNET Networks in connection with the upcoming annual meeting of stockholders. Information regarding the special interests of these directors and executive officers in connection with the matters to be voted on at the annual meeting will be included in the proxy statement filed by CNET Networks in connection with the annual meeting. In addition, CNET Networks files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission (the “SEC”). These documents are available free of charge at the SEC’s web site at www.sec.gov or from CNET Networks at www.cnetnetworks.com. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.

Contact:

CNET Networks, Inc.

Sarah Cain, 415-344-2218 (Media)

sarah.cain@cnet.com

Andy Brimmer / James Golden (Media / Investors)

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449 ext. 121